Exhibit 4.3

Private and Confidential

Date 25th August 2021

NAVIOS MARITIME ACQUISITION CORPORATION (1)

as Borrower

-and-

NAVIOS SHIPMANAGEMENT HOLDINGS CORPORATION (2)

as Lender

SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement

dated 19 March 2021

PIRAEUS

Index

Clause		Page No

1	INTERPRETATION	2

2	AGREEMENT OF THE LENDER	2

3	CONDITIONS PRECEDENT	2

4	REPRESENTATIONS AND WARRANTIES	3

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER SECURITY DOCUMENTS	4

6	FURTHER ASSURANCES	5

7	FEES AND EXPENSES	5

8	NOTICES	5

9	SUPPLEMENTAL	6

10	LAW AND JURISDICTION	6

THIS SUPPLEMENTAL AGREEMENT is made on 25th August 2021

BETWEEN

(1)

NAVIOS MARITIME ACQUISITION CORPORATION, a corporation incorporated in the Marshall Islands and having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960, as borrower (hereinafter called, the “Borrower”); and

(2)

NAVIOS SHIPMANAGEMENT HOLDINGS CORPORATION a corporation incorporated in the Marshall Islands and having its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960, as lender (hereinafter called, the “Lender”).

BACKGROUND

(A)

By a loan agreement dated 19 March 2021 (the “Loan Agreement”) and made between (1) the Borrower as borrower and (2) the Lender as lender, the Lender made available to the Borrower a term loan facility of up to USD100,000,000 upon the terms and for the purposes therein specified.

(B)

As security for the Borrower’s obligations under the Loan Agreement the following (amongst others) security documents have been executed in favour of the Lender (together, the “Existing Security Documents”):

(a)

a first priority pledge dated 22 March 2021 of all of the partnership interests of and in Navios Maritime Midstream Partners L.P. of the Marshall Islands (“Midstream”) made by the Borrower and Navios Maritime Midstream Partners GP LLC (“GP LLC”) in favour of the Lender;

(b)

an exchange option agreement (the “Exchange Option Agreement”) dated 22 March 2021 in respect of all of the partnership interests of and in Midstream made by the Borrower and Midstream with the Lender;

(c)

a first priority charge dated 22 March 2021 of the shares of and in Cyrus Investments Corp. of Liberia made by Aegean Sea Maritime Holdings Inc. of the Marshall Islands (“Aegean”) in favour of the Lender;

(d)	a first priority charge dated 22 March 2021 of the shares of and in Olivia Enterprises Corp. of Liberia made by Aegean in favour of the Lender; and

(e)	an account pledge dated 22 March 2021 of an account of the Borrower with UBS AG in favour of the Lender.

(C)

The Borrower has requested that the Lender to give its consent to the following (together, the “Requests”): (a) release of the Existing Security Documents, (b) deletion of clause 4.7 (Exchange option – Midstream) of the Loan Agreement and (c) amendment of the repayment schedule of the Loan as follows:

(i)	USD30,000,000 to be deemed to be on receipt by the Lender of 8,823,529 shares of and in the Borrower (the “Shares”);

(ii)	USD35,000,000 to be prepaid on the date of this Supplemental Agreement; and

(iii)	USD33,112,000 to be repaid on 7 January 2022.

(D)

This Supplemental Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date (as hereinafter defined), to the requests of the Borrower set out in Recital (C) and to the consequential amendments to the Loan Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires.

1.2	Definitions. In this Supplemental Agreement, unless the contrary intention appears:

“Effective Date” means the Banking Day on which all the conditions precedent referred to in Clause 3.1 have been fulfilled by the Borrower;

“New Facility Agreements” means together (a) a facility agreement made or to be made between (i) the Borrower (as borrower) and (ii) Navios Maritime Partners LP, of the Marshall Islands (as lender) for a loan of up to USD45,000,000 and (b) two facility agreements made or to be made between (amongst others) (i) the Borrower (as borrower) and BNP Paribas S.A. (as lender) and (ii) the Borrower (as Borrower) and Hamburg Commercial Bank AG (as lender) for loans of up to USD 291,385,000 and in the singular means any of them; and

“Released Parties” means together, the Borrower, Midstream, GP LLC and Aegean and in the singular means any one of them.

1.3	Application of construction and Interpretation provisions of Loan Agreement. Clause 1.3 of the Loan Agreement apply, with any necessary modifications, to this Supplemental Agreement.

2	AGREEMENT OF THE LENDER

2.1	Agreement of the Lender. The consent of the Lender to the Requests is conditional upon:

2.1.1	the Lender having received the documents and evidence specified in Clause 3.1 in form and substance satisfactory to the Lender;

2.1.2	the representations and warranties contained in Clause 4 being then true and correct as if each was made with respect to the facts and circumstances existing at such time; and

2.1.3	no Event of Default having occurred or will arise following the amendment of the Loan Agreement pursuant to this Supplemental Agreement.

2.2	Effective Date. The agreement of the Lender contained in Clause 2.1 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	Conditions Precedent. The conditions referred to in Clause 2.1 are that the Lender shall have received the following documents:

3.1.1	Corporate documents

(a)

a certificate from a duly authorised officer of the Borrower confirming that none of the documents delivered to the Lender pursuant to paragraph (a) of schedule 2 of the Loan Agreement have been amended or modified in any way since the date of their delivery to the Lender, or copies, certified by a duly authorised officer of the Borrower as true, complete, accurate and neither amended nor revoked, of any documents which have been amended or modified;

3.1.2	Corporate authorities

(a)	a list of directors and officers of the Borrower specifying the names and positions of such persons, certified by an officer of the Borrower to be true, complete and up to date;

(b)

original resolutions of the directors of the Borrower approving this Supplemental Agreement and authorising the execution and delivery hereof and performance of the Borrower’s obligations hereunder, additionally certified by an officer of the Borrower as having been duly passed at a duly convened meeting of the directors and shareholders of Borrower and not having been amended, modified or revoked and being in full force and effect; and

(c)	an original of any power of attorney issued by the Borrower pursuant to such resolutions stated above;

3.1.3	New Facility Agreements

copies of the New Facility Agreements;

3.1.4	Prepayment of the Loan

(a)	evidence of the transfer of the Shares from the Borrower to the Lender; and

(b)	a prepayment of the Loan in an amount of USD35,000,000;

3.1.5	English legal opinion

if requested by the Lender, an opinion of Messrs Ince, special legal advisers to the Lender in respect of English law or confirmation that such opinion will be issued in the form required by the Lender;

3.1.6	London agent

documentary evidence that the agent for service of process named in Clause 18.2.1 of the Loan Agreement has accepted its appointment in respect of this Supplemental Agreement; and

3.2	Conditions Subsequent. The Borrower shall deliver or cause to be delivered to the Lender on, or as soon as practicable after, the Effective Date, the following additional documents and evidence:

3.2.1	the legal opinion referred to in Clause 3.1.5; and

3.2.2	the process agent acceptance letter referred to in Clause 3.1.6.

4	REPRESENTATIONS AND WARRANTIES

Repetition of Loan Agreement representations and warranties. The Borrower represents and warrants to the Lender that the representations and warranties in Clause 7 of the Loan Agreement, updated with appropriate modifications to refer to this Supplemental Agreement, remain true and not misleading if repeated on the date of this Supplemental Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER SECURITY DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Supplemental Agreement to be, amended as follows:

5.1.1	by deleting Clause 4.1 thereof and replacing it with the following:

“4.1 Repayment

Subject as otherwise provided in this Agreement, the Borrower will repay the Loan in full on 7 January 2022”;

5.1.2

by deleting (a) the following definitions contained in clause 1.2 (Definitions) thereof: Gross Aggregate Asset Value, Limited Partnership Agreement, Midstream Partnership Interests Pledge, Partnership Interests and Springing Maturity Date and all such references throughout the Loan Agreement and (b) clause 4.7 (Exchange option – Midstream) and sub-clause 4.4.5 of clause 4.4 (Mandatory Prepayment) thereof; and

5.1.3

by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Supplemental Agreement.

All other terms and conditions of the Loan Agreement shall remain unaltered and in full force and effect.

5.2	Repayment of USD30,000,000 of the Loan

With effect from the Effective Date and in consideration of the transfer of the Shares from the Borrower to the Lender, the Lender hereby agrees that part of the Loan in the amount of USD30,000,000 shall be deemed to have been repaid.

5.3	Release of Released Parties

With effect on and from the Effective Date and without prejudice to the obligations of the Borrower under the Loan Agreement the Lender hereby:

(a)

releases and discharges each Released Party from all its obligations under the Existing Security Documents with the exception of any indemnities contained in any of the Existing Security Documents which are intended to survive; and

(b)

reassigns and releases to each Released Party all its right, title and interest in and to all the property assigned to the Lender or charged in favour of the Lender under the Existing Security Documents including, without limitation, any insurances.

The Lender makes and gives no representation, warranty or covenant in relation to the property reassigned herein except that they have not assigned or charged that property.

6	FURTHER ASSURANCES

6.1	Borrower to execute further documents etc. The Borrower shall:

(a)

execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify; and

(b)	effect any registration or notarisation, give any notice or take any other step, which the Lender may, by notice to the Borrower or other party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)

validly and effectively to create any Encumbrance or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Security Document, each as amended and supplemented by this Supplemental Agreement; and

(b)	implementing the terms and provisions of this Supplemental Agreement.

6.3

Terms of further assurances. The Lender may specify the terms of any document to be executed by the Borrower or any other party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5

Additional corporate action. At the same time as the Borrower or any other party deliver to the Lender any document executed under Clause 6.1(a), the Borrower or such other party shall also deliver to the Lender a certificate signed by the Borrower’s directors, or 2 of that other party’s directors which shall:

(a)	set out the text of resolutions of the Borrower or that other party’s directors specifically authorising the execution of the document specified by the Lender; and

(b)

state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower’s or that other party’s articles of association or other constitutional documents.

7	FEES AND EXPENSES

7.1

Fees and Expenses. The provisions of Clause 5 (Fees and expenses) of the Loan Agreement shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.

8	NOTICES

General. The provisions of Clause 16 (Notices) of the Loan Agreement (as amended by this Supplemental Agreement) shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1

Counterparts. This Supplemental Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Supplemental Agreement.

9.2

Third party rights. A person who is not a party to this Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Supplemental Agreement.

10	LAW AND JURISDICTION

Incorporation of the Loan Agreement provisions. The provisions of Clause 17 (Governing Law) and Clause 18 (Jurisdiction) of the Loan Agreement shall apply to this Supplemental Agreement as if they were expressly incorporated in this Supplemental Agreement with any necessary modifications.

IN WITNESS whereof the parties to this Supplemental Agreement have caused this Supplemental Agreement to be duly executed as a deed on the date first above written.

THE BORROWER

SIGNED and delivered as a Deed	)	/s/ Leonidas Korres
by Leonidas Korres	)
for and on behalf of	)
NAVIOS MARITIME ACQUISITION	)
CORPORATION	)
Witnessed by: Foteini Papargyri	)	/s/ Foteini Papargyri

Signature

Name:

Address: Akti Miaouli 85 Piraeus

THE LENDER

SIGNED and delivered as a Deed by	)	/s/ George Akhniotis
and by George Akhniotis	)
for and on behalf of	)
NAVIOS SHIPMANAGEMENT HOLDINGS CORPORATION	)
Witnessed by: Foteini Papargyri	)	/s/ Foteini Papargyri

Signature

Name:

Address: Akti Miaouli 85 Piraeus